Exhibit 99.3

DLH UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements combine the historical consolidated financial information of DLH Holdings Corp. and Subsidiaries (the “Company”) and the financial statements of Irving Burton Associates, LLC. (“IBA”), acquired on September 30, 2020. The unaudited pro forma condensed combined financial information gives effect to the Company’s acquisition of IBA as if the acquisition had been consummated at October 1, 2018 for the unaudited pro forma condensed combined statements of operations for the year ended September 30, 2019. For the nine months ended June 30, 2020 the unaudited pro forma condensed combined statement of operations is presented as if the acquisition was consummated on October 1, 2019.

We are including an additional statement of operations due to the occurrence of a significant event, the acquisition of Social & Scientific Systems, Inc., ("S3") in June 2019. A statement of operations for the twelve months ended June 30, 2020 has been included and the information in the statement gives effect as if the acquisition had been consummated at July 1, 2019. The statement is derived from combining the three months ended September 30, 2019 and nine months ended June 30, 2020.

The unaudited pro forma condensed combined balance sheet at June 30, 2020 gives effect to the acquisition of IBA as if the acquisition had been consummated on that date. The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting, whereby the assets acquired and liabilities assumed are recognized based upon their estimated fair values at the acquisition date.

The Company’s historical financial information was derived from its audited consolidated financial statements for the year ended September 30, 2019 (as filed in its Annual Report on Form 10-K with the Securities and Exchange Commission on December 11, 2019) and the Company’s unaudited consolidated financial statements for the nine and twelve months ended June 30, 2020 (as filed in its Quarterly Report on Form 10-Q with the Securities and Exchange Commission on August 5, 2020). The Company’s historical financial statements used in preparing the unaudited pro forma financial data are summarized and should be read in conjunction with its historical financial statements and risk factors, all of which are included in the filings with the Securities and Exchange Commission noted above. IBA’s full year financial information was derived from its audited financial statements for the year ended December 31, 2019, which are included in this report.. IBA’s financial information for the nine and twelve months ended June 30, 2020 was derived from unaudited financial statements for the nine and twelve months ended June 30, 2020.

The Company is providing the unaudited pro forma condensed combined information for illustrative purposes only and such pro forma information does not represent the consolidated results or financial position of the Company had its acquisition of IBA been completed as of the dates indicated. The companies may have performed differently had they been combined during the periods presented. Specifically, the unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies, revenue enhancements or restructuring costs that the combined company may achieve or incur as a result of the acquisition. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies actually been combined during the periods presented. Further, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma adjustments represent the Company’s best estimates and are based upon available information and upon certain assumptions that the Company believes are reasonable, as described in the accompanying notes. The unaudited pro forma condensed combined financial information, including the accompanying notes, should be read in conjunction with:

•The Company’s historical consolidated financial statements and accompanying notes contained in its Annual Report on Form 10-K for its fiscal year ended September 30, 2019, filed with the Securities and Exchange Commission (the “Commission”) on December 11, 2019;

•The Company’s historical consolidated financial statements and accompanying notes contained in its Quarterly Report on Form 10-Q for its quarter ended June 30, 2020, filed with the Commission on August 5, 2020;

•IBA’s historical financial statements and accompanying notes for its fiscal year ended, December 31, 2019, included as Exhibit 99.1 in this amended Current Report on Form 8-K;
•IBA’s unaudited financial statements and accompanying notes as of and for the three months ended June 30,2020, included as Exhibit 99.2 in this amended Current Report on Form 8-K; and
•The Agreement filed as Exhibit 2.1 to The Company’s Current Report on Form 8-K filed with the Commission on October 6, 2020.

The preliminary base purchase price of $32.0 million for IBA on September 30, 2020 included a target net working capital of $1.4 million, net of cash acquired. Our estimated pro forma balance sheet included herein is stated as if the transaction occurred on June 30, 2020. As such, the estimated net working capital at June 30, 2020 is $1.8 million, reflecting a surplus of $0.4 million over the $1.4 million target. This increased the estimated purchase price as of June 30, 2020, from $32.0 million to $32.4 million. Working capital balances on the actual date of the acquisition, September 30, 2020, will be different from those estimated at June 30, 2020. Future adjustments for working capital excess (deficit) compared to the $1.4 million target will change as we finalize valuations and financial results as of the actual date of the acquisition on September 30, 2020.

DLH HOLDINGS CORP. AND SUBSIDIARIES
 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
YEAR ENDED SEPTEMBER 30, 2019
(Amounts in thousands, except per share data)

	The Company	Irving Burton Associates, LLC.	Pro Forma Adjustments		Pro Forma Combined
Revenue	$160,391	$25,966	$(1,892)	[3a]	$184,465
Cost of operations
Contract costs	124,551	14,096	4,280	[3b]	142,927
General and administrative expenses	21,916	6,203	(4,238)	[3c]	23,881
Depreciation and amortization	3,956	—	1,634	[3c]	5,590
Total cost of operations	150,423	20,299	1,676		172,398
Income from operations	9,968	5,667	(3,568)		12,067
Interest and other income (expense), net	(2,473)	107	(1,482)	[3d]	(3,848)
Income/(loss) before income taxes	7,495	5,774	(5,050)		8,219
Provision (benefit) for income taxes	2,171	—	213	[3e]	2,384
Net income/(loss)	$5,324	$5,774	$(5,263)		$5,835

Earnings per share - basic	$0.44				$0.49	[3f]
Earnings per share - diluted	$0.41				$0.45	[3f]

Weighted average shares outstanding
Basic	12,018				12,018
Diluted	13,041				13,041

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

DLH HOLDINGS CORP. AND SUBSIDIARIES
 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
NINE MONTHS ENDED JUNE 30, 2020
(Amounts in thousands, except per share data)

	The Company	Irving Burton Associates, LLC.	Pro Forma Adjustments		Pro Forma Combined
Revenue	$158,495	$18,880	$(356)	[3a]	$177,019
Cost of operations
Contract costs	123,895	11,235	3,121	[3b]	138,251
General and administrative expenses	18,497	4,970	(3,157)	[3c]	20,310
Depreciation and amortization	5,340	—	1,225	[3c]	6,565
Total operating costs	147,732	16,205	1,189		165,126
Income from operations	10,763	2,675	(1,545)		11,893
Interest and other income (expense), net	(2,659)	147	(1,191)	[3d]	(3,703)
Income/(loss) before income taxes	8,104	2,822	(2,736)		8,190
Provision (benefit) for income taxes	2,352	—	24	[3e]	2,376
Net income/(loss)	$5,752	$2,822	$(2,760)		$5,814

Earnings per share - basic	$0.47				$0.47	[3f]
Earnings per share - diluted	$0.44				$0.45	[3f]

Weighted average shares outstanding
Basic	12,246				12,246
Diluted	13,050				13,050

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

DLH HOLDINGS CORP. AND SUBSIDIARIES
 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
YEAR ENDED JUNE 30, 2020
(Amounts in thousands, except per share data)

	The Company	Irving Burton Associates, LLC.	Pro Forma Adjustments		Pro Forma Combined
Revenue	$212,679	$25,234	$(761)	[3a]	$237,152
Cost of operations
Contract costs	165,698	14,633	4,138	[3b]	184,469
General and administrative expenses	25,564	6,482	(4,136)	[3c]	27,910
Depreciation and amortization	7,259	—	1,634	[3c]	8,893
Total operating costs	198,521	21,115	1,636		221,272
Income from operations	14,158	4,119	(2,397)		15,880
Interest and other income (expense), net	(3,849)	161	(1,445)	[3d]	(5,133)
Income/(loss) before income taxes	10,309	4,280	(3,842)		10,747
Provision (benefit) for income taxes	2,990	—	126	[3e]	3,116
Net income/(loss)	$7,319	$4,280	$(3,968)		$7,631

Earnings per share - basic	$0.60				$0.62	[3f]
Earnings per share - diluted	$0.56				$0.58	[3f]

Weighted average shares outstanding
Basic	12,246				12,246
Diluted	13,050				13,050

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

DLH HOLDINGS CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
June 30, 2020
(Amounts in thousands except par value of shares)

	The Company	Irving Burton Associates, LLC.	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$658	$5,332	$(7,968)	(4a)	$(1,978)
Accounts receivable, net	29,635	4,427	—		34,062
Other current assets	3,772	194	(16)	[4b]	3,950
Total current assets	34,065	9,953	(7,984)		36,034
Equipment and Improvements, net	3,769	32	—		3,801
Operating lease right-of-use assets	22,276	—	474	[4c]	22,750
Deferred taxes, net	358	—	—		358
Goodwill	52,758	—	14,340	(4d)	67,098
Intangible assets, net	37,594	—	16,170	[4e]	53,764
Other long-term assets	620	534	(512)	[4f]	642
Total assets	$151,440	$10,519	$22,488		$184,447

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Operating lease liabilities - current	$1,768	$—	$175	[4g]	$1,943
Accrued payroll	9,488	1,191	—		10,679
Accounts payable, accrued expenses, and other current liabilities	24,253	1,646	(36)	[4h]	25,863
Total current liabilities	35,509	2,837	139		38,485
Operating lease liabilities - long term	21,686	—	284	[4i]	21,970
Debt obligation - long term	42,542	—	29,747	[4j]	72,289
Provision rate variance	—	763	(763)	[4k]	—
Total long term liabilities	64,228	763	29,268		94,259
Total liabilities	99,737	3,600	29,407		132,744
Shareholders' equity:
Drawings	—	(10,129)	10,129	[4l]	—
Common stock, $.001 par value; authorized 40,000 shares; issued and outstanding 12,354 and 12,036 at June 30, 2020 and September 30, 2019, respectively	12	29	(29)	[4m]	12
Treasury stock	—	—	—		—
Additional paid-in capital	85,496	—	—		85,496
Unrealized gains/losses	—	(17)	17	[4n]	—
Accumulated (deficit) earnings	(33,805)	17,036	(17,036)	[4o]	(33,805)
Total shareholders’ equity	51,703	6,919	(6,919)		51,703
Total liabilities and shareholders' equity	$151,440	$10,519	$22,488		$184,447

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Notes to accompanying Financial Statements:

1.             Description of the transaction and basis of presentation

On September 30, 2020, we acquired 100% of the equity interests of Irving Burton Associates, LLC for a purchase price of $32.0 million, subject to certain adjustments including a final assessment of IBA's closing working capital. The preliminary base purchase price of $32.0 million included a target net working capital of $1.4 million, net of cash acquired. Future adjustments for working capital excess (deficit) compared to the $1.4 million target will change as we finalize valuations and financial results as of the actual date of the acquisition on September 30, 2020. The acquisition was financed through borrowings of $32.0 million under our existing credit facility. The credit facility includes a $70 million term loan and $25 million revolving line of credit.

The unaudited pro forma condensed combined financial statements have been prepared based upon the Company’s historical financial information and the historical financial information of IBA, giving effect to the acquisition and related adjustments described in these notes. Certain note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted as permitted by SEC rules and regulations.

These unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations that would have been achieved had the acquisitions actually taken place at the dates indicated and do not purport to be indicative of future financial position or operating results.

IBA’s operating results included in the unaudited pro forma condensed combined statement of operations for the nine and twelve months ended June 30, 2020 are not intended to represent or be indicative of operating results for a full year. Certain contracts within IBA’s operations had seasonality in their historical performance and such seasonality can continue in the future.

2.     Purchase accounting

The acquisition of IBA is being accounted for as a business combination using the acquisition method of accounting, whereby the assets acquired and liabilities assumed are recognized based upon their estimated fair values at the acquisition date.

The fair values of the assets and liabilities in the unaudited pro forma condensed combined financial statements are based upon a preliminary assessment of fair value and may change when the final valuation of intangible assets, working capital and tax-related matters are finalized.

The preliminary base purchase price for IBA was $32.0 million, with adjustments as necessary based on an estimated working capital excess. The preliminary purchase price is adjusted for acquired working capital. Future adjustments for working capital excess (deficit) compared to the $1.4 million target will change as we finalize valuations and financial results as of the actual date of the acquisition on September 30, 2020.

The preliminary base purchase price of $32.0 million on the date of acquisition consisted of $32 million in cash.

Based on September 30, 2020 data, we estimated total acquisition consideration and the preliminary allocation of fair value to the related assets and liabilities as follows:

(Amounts in thousands)
Preliminary base purchase price for IBA		$32,000
Estimated working capital excess as if transaction closed on 6/30/2020	[4j]	$383
Estimated purchase price, net of cash acquired	[4j]	$32,383

Estimated net assets acquired as if transaction closed on 6/30/20:
Cash and cash equivalents		$—
Accounts receivable		4,427
Other current assets		178
Total current assets		4,605
Accounts payable and accrued expenses		(1,646)
Payroll liabilities		(1,191)
Other current liabilities		(139)
Estimated net working capital surplus		1,629
Property and equipment, net		32
Other long-term asset/liabilities		212
Net identifiable assets acquired		1,873
Goodwill and other intangibles	[4c]	30,510
Net assets acquired		$32,383

3.    Pro forma Condensed Combined Statements of Operations adjustments and assumptions

3a.     This adjustment is to remove non-recurring revenue and conform to consistent reporting practices.

Amounts in Thousands	Unaudited
	Pro Forma Financial Statements
	Year Ended	Nine Months Ended	Year Ended
Adjustments to revenue:	9/30/2019	6/30/2020	6/30/2020
Remove excess revenue from change in contract type on key programs	$(2,022)	$(457)	$(891)
Remove revenue from a related party	(55)	(36)	(50)
Reclassify administrative fee from revenue to contract costs	185	137	180
Total adjustments to revenue	$(1,892)	$(356)	$(761)

3b.     This adjustment conforms IBA's income statement presentation with that of DLH.

Amounts in Thousands	Unaudited
	Pro Forma Financial Statements
	Year Ended	Nine Months Ended	Year Ended
Adjustments to contract costs:	9/30/2019	6/30/2020	6/30/2020
Reclassify certain infrastructure and operational management costs from G&A to contract costs	$1,292	$953	$1,289
Reclassify certain fringe costs from G&A to contract costs	2,803	2,031	2,669
Reclassify administrative fee from revenue to contract costs	185	137	180
Total adjustments to contract costs	$4,280	$3,121	$4,138

3c.    Adjustments to general and administrative, and depreciation and amortization expenses are as follows:

Amounts in Thousands	Unaudited
	Pro Forma Financial Statements
	Year Ended	Nine Months Ended	Year Ended
Adjustments to G&A and Depreciation and Amortization expense:	9/30/2019	6/30/2020	6/30/2020
Reclassify certain infrastructure and operational management costs from G&A to contract costs	$(1,292)	$(953)	$(1,289)
Reclassify certain fringe costs from G&A to contract costs	(2,803)	(2,031)	(2,669)
Reclassify IBA depreciation and amortization from G&A to depreciation	(17)	(12)	(17)
Eliminate certain salary expenses	(125)	(161)	(161)
Reclassify interest expense to interest and other income (expense), net	(1)	—	—
Total adjustments to general and administrative expenses	$(4,238)	$(3,157)	$(4,136)
Depreciation and amortization expense reclassified from G&A	$17	$12	$17
Amortization expense related to the acquired intangibles assets of IBA	1,617	1,213	1,617
Total adjustments to depreciation and amortization expenses	$1,634	$1,225	$1,634

3d.    Adjustments to other income and expenses are as follows:

Amounts in Thousands	Unaudited
	Pro Forma Financial Statements
	Year Ended	Nine Months Ended	Year Ended
Adjustments to other income and expense	9/30/2019	6/30/2020	6/30/2020
Eliminate interest income	$(107)	$(147)	$(161)
Reclassify interest expense from G&A	(1)	—	—
Add estimated interest expense under incremental borrowing on senior debt as if the transaction was consummated at the beginning of the respective period	(1,374)	(1,044)	(1,284)
Total adjustments to other income and expense	$(1,482)	$(1,191)	$(1,445)

3e.    Adjustments to provision (benefit) for income taxes:

Amounts in Thousands	Unaudited
	Pro Forma Financial Statements
	Year Ended	Nine Months Ended	Year Ended
Adjustments to provision (benefit) for income taxes	9/30/2019	6/30/2020	6/30/2020
This adjustment reflects the tax effects of the pro forma adjustments outlined above. Following the Acquisition, IBA will accrue taxes based upon corporate tax rates at U.S. Federal, state and local level.	$213	$24	$126
Total adjustments to other provision (benefit) for income taxes	$213	$24	$126

3f.    The earnings per share calculations have been adjusted to reflect the pro forma transactions outlined above.

4.             Pro forma Condensed Combined Balance Sheet adjustments and assumptions

4a.    Adjustments to cash and cash equivalents:

Amounts in Thousands	Unaudited
Pro Forma
Balance Sheet
Adjustments to cash and cash equivalents	6/30/2020
Proceeds from term loan	$32,000
Financing fees associated with securing credit facility	(2,253)
Cash swept at close	(5,332)
Based upon working capital at June 30, 2020, the estimated acquisition price for IBA used in this pro forma balance sheet would have been $32.4 million.	(32,383)
Total adjustments to cash and cash equivalents	$(7,968)

4b. This adjustment reflects the impact of implementing Accounting Standard Codification ("ASC") 842, Leases, of less than $0.1 million.

4c. This adjustment reflects the impact of ASC 842 of $0.5 million with the addition of the operating lease right-of-use-assets.

4d.    This adjustment reflects recording an estimated goodwill of $14.3 million.

4e.    This adjustment reflects recording estimated intangible assets of $16.2 million.

4f.    This adjustment reflects removing IBA investments of $0.5 million.

4g.    This adjustment reflects the impact of ASC 842 of $0.2 million with the addition of operating lease liabilities - current.

4h.    This adjustment reflects the elimination of IBA's deferred rent liability balance at June 30, 2020 of less than $0.1 million.

4i.    This adjustment reflects the impact of ASC 842 of $0.3 million with the addition of operating lease liabilities - long term.

4j.    This adjustment reflects net changes to debt obligation - long term:

Amounts in Thousands	Unaudited
Pro Forma
Balance Sheet
Adjustments to additional paid in capital	6/30/2020
Term loan in acquisition of IBA	$32,000
Deferred financing costs	(2,253)
Total adjustments to additional paid in capital	$29,747

4k. This adjustment eliminates an accrued liability for indirect rate variance of $0.8 million.

4l. This adjustment eliminates capital draw from prior ownership $10.1 million.

4m. This adjustment eliminates common stock of less than $0.1 million.

4n. This adjustment eliminates unrealized gains/losses of less than $0.1 million.

4o. This adjustment reflects changes to retained earnings resulting from the acquisition of IBA of $17.0 million.